UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

GOLD.COM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Scenic Avenue Suite 150
Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 455-4653

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GOLD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2026, Gold.com, Inc. (the "Company") entered into the Incremental Facility Agreement and First Amendment to Amended and Restated Credit Agreement (the "Credit Agreement First Amendment") with the other loan parties thereto, the lenders party thereto and CIBC Bank USA as administrative agent for the lenders.

The Credit Agreement First Amendment amends the Company’s Amended and Restated Credit Agreement, dated as of August 21, 2025 (the “Credit Agreement”), which provides for a revolving credit facility.

The Credit Agreement First Amendment, among other things: increases the Revolving Commitments under the Credit Agreement to $427.5 million; increases the limitation on secured leases to $600.0 million; increases the limitation on Ownership Based Financing to $1.1 billion; increases inventory per location and inventory in-transit limitations, and increases major counterparty limitations.

A copy of the Credit Agreement First Amendment is filed as Exhibit 10.1 to this Form 8-K, and the description of the Credit Agreement First Agreement in this Item is qualified by reference to the Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1

Incremental Facility Agreement and First Amendment to Amended and Restated Credit Agreement, effective as of February 13, 2026, among the Company, the other loan parties thereto, the lenders party thereto and CIBC Bank USA as administrative agent for the lenders

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD.COM, INC.

Date:	February 18, 2026	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary